EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the report on Form 10-K of Ingram Micro Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Alain Monié, the Chief Executive Officer and William D. Humes, the Chief Financial Officer of Ingram Micro Inc., each certifies that, to the best of his knowledge:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Inc.
Date: February 26, 2015

/s/ Alain Monié
Name: Alain Monié
Title: Chief Executive Officer

/s/ William D. Humes
Name: William D. Humes
Title: Chief Financial Officer